Exhibit 99.1

FOR IMMEDIATE RELEASE
August 5, 2009
	CONTACT:	William A. Nix
VP, Finance and
Chief Accounting Officer
(770) 948-3101

COURT CONFIRMS CARAUSTAR REORGANIZATION PLAN

ATLANTA, Georgia - Caraustar Industries, Inc. (OTC: CSARQ) announced that the United States Bankruptcy Court for the Northern District of Georgia (the “Court’) has confirmed the Debtors’ First Amended Joint Plan of Reorganization dated June 30, 2009, as supplemented by the Plan Supplement dated and filed July 17, 2009, and the Annex to the Plan Supplement dated and filed July 29, 2009 (the “Plan”). The Debtors filed for bankruptcy on May 31, 2009.

The Plan was approved by all impaired classes, including 94.9% of the holders of the Senior Notes and 90.1% of equity holders who voted for the Plan.

Michael J. Keough, president and chief executive officer, stated: “We are appreciative of the support of our customers, employees, vendors, advisors and other stakeholders, whose collective support helped us navigate these Court proceedings efficiently. We expect to emerge from these Court proceedings with a strong balance sheet, the Caraustar brand name intact and the ability to continue to focus on becoming first choice for each and every one of our customers.”

The Plan will become effective and Caraustar will emerge as a private company once all conditions to the Plan are satisfied.

About Caraustar

Caraustar Industries, Inc. is one of North America’s largest integrated manufacturers of 100% recycled paperboard and converted paperboard products. The company is a socially responsible corporation, is committed to environmentally sound practices and is dedicated to providing customers with outstanding value through innovative products and services. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes and cores; folding cartons; gypsum facing paper and specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

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P. O. BOX 115 • AUSTELL, GA 30168-0115

AUSTELL THREADMILL COMPLEX • 5000 AUSTELL-POWDER SPRINGS ROAD • SUITE 300

AUSTELL, GA 30106-3227 • PHONE 770 . 948 . 3101

www.caraustar.com

Caraustar Industries, Inc.

August 5, 2009

Forward Looking Statement

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition, restructuring plans, business plans and industry trends and their potential impact on the company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, but are not limited to, the company’s ability to continue as a going concern; the ability of the company to obtain court approval for, and operate subject to, the terms of the DIP financing facility; the company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding, including a plan consistent with the terms set forth in the plan of reorganization; risks associated with a termination of the restructuring agreement and financing availability; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the proceeding to a Chapter 7 proceeding; the ability of the company to obtain and maintain normal terms with customers, vendors, employees, and suppliers; the company’s ability to maintain contracts and leases that are critical to its operations; the potential adverse impact of the Chapter 11 proceeding on the company’s liquidity or results of operations; the effect that the “going concern” disclosure included in the opinion of the company’s independent public accounting firm will have on the company’s relationships with customers, suppliers, vendors and employees; fluctuations in raw material prices and energy costs; downturns in industrial production, housing and construction and the consumption of durable and nondurable goods; the degree and nature of competition; demand for the company’s products; the degree of success achieved by the company’s new product initiatives; increases in pension and insurance costs; changes in government regulations; the application or interpretation of those regulations or in the systems, personnel, technologies or other resources we devote to compliance with regulations; the impact on the liquidity, trading volume and trading prices of the company’s common stock from the delisting of the company’s common stock from the NASDAQ Capital Market Systems and the trading of the stock on the Pink OTC Market; the impact on the company of its results of operations in recent years and the sufficiency of its financial resources to absorb the impact; and the company’s ability to successfully dispose of its assets held for sale. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities and Exchange Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this document by wire or Internet services.

The process presents inherent material uncertainty. It is not possible to determine with certainty the length of time it will take the company to complete the restructuring, including the timing of court approvals, the effect of any third party proposals for competing plans of reorganization, whether all necessary approvals are ultimately obtained for the reorganization under the proposed terms, whether the plan of reorganization will be successful, or the outcome of the restructuring in general. In addition, the implementation of a plan of reorganization is dependent upon a number of conditions typical in similar reorganizations, including approval by the requisite holders of Senior Notes and court approval of the plan of reorganization.

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Caraustar Industries, Inc.

August 5, 2009

While the company is in the process of restructuring, investments in its securities will be highly speculative. Further, if the plan is implemented as described in this press release, the presently outstanding shares of the company’s common stock will be cancelled.

Caraustar’s common stock is currently traded on the Pink OTC Markets (Pink Sheets) under the symbol “CSARQ”. The Pink OTC Markets, Inc. is an inter-dealer electronic quotation and trading system in the over-the-counter (OTC) securities market. More information on the Pink Sheets is available at http://www.pinksheets.com.

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